Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350

In connection with the Annual Report of GE HealthCare Technologies Inc. (the “registrant”) on Form 10-K for the period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Peter J. Arduini and James K. Saccaro, President & Chief Executive Officer and Vice President & Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:
(1)The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

February 4, 2026

/s/ Peter J. Arduini
Peter J. Arduini
President & Chief Executive Officer

/s/ James K. Saccaro
James K. Saccaro
Vice President & Chief Financial Officer